Exhibit 10.71

Employee Restricted Stock Unit Agreement

This Employee Restricted Stock Unit Agreement, dated as of __________, 20__ (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries, is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.  The meaning of capitalized terms may be found in Section 7.

The Company and the Associate hereby agree as follows:

Section 1.Grant of Restricted Stock Units.

(a) Confirmation of Grant.  Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Restricted Stock Units representing the right to receive the number of shares of Company Common Stock specified on the signature page hereof.  This Agreement is entered into pursuant to, and the terms of the Restricted Stock Units are subject to, the terms of the Plan.  If there is any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Associate Unit Account.  The Company will establish a separate notional account for the Associate and will record in such account the number of Restricted Stock Units awarded to the Associate pursuant to this Agreement.

Section 2.Vesting and Forfeiture

(a) Based on Continued Employment.  The Associate’s Restricted Stock Units shall vest in three equal installments on the first, second and third anniversaries of the Grant Date subject to the Associate’s continued employment with the Company or any Subsidiary through the applicable vesting date.

(b) Effect of a Change in Control.  In the event of a Change in Control occurring prior to the third anniversary of the Grant Date, subject to the Associate’s continued employment with the Company or any Subsidiary from the Grant Date to the date of the Change in Control, any Restricted Stock Units which are unvested shall automatically become vested.

(c) Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock Units at any time and from time to time.

(d) Effect of Termination of Employment.  Upon termination of the Associate’s employment with the Company and its Subsidiaries for any reason (whether initiated by the Company or by the Associate), any unvested Restricted Stock Units shall be forfeited, provided that if the Associate’s employment is terminated by reason of the Associate’s death or Disability (such termination, a “Special Termination”), the Associate’s Restricted Stock Units shall vest as to the number of Restricted Stock Units that would have vested on the next anniversary of the Grant Date (assuming the Associate’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the Grant Date, if the Special Termination occurs on or prior to the first anniversary of the Grant Date, or (y) the most recent prior anniversary of the Grant Date, if the Special Termination occurs after the first anniversary of the Grant Date, and the denominator of which is 365.

Section 3Dividend Equivalents

If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Associate’s account an amount equal to the product of (x) the number of the Associate’s Restricted Stock Units as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock.  Any cash amounts credited to the Associate’s account shall be subject to the same restrictions as apply to the Restricted Stock Units and shall be paid to the Associate if and when the related Settlement Date (as defined below) occurs.  If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Associate’s account with that number of additional shares of Company Common Stock or other securities that would have been distributed with respect to that number of shares of Company Common Stock underlying the Associate’s Restricted Stock Units as of the record date thereof.  Any such additional shares of Company Common Stock or other securities shall be subject to the same restrictions as apply to the Restricted Stock Units and shall be paid to the Associate if and when the related Settlement Date occurs.

Section 4.Settlement

Subject to Section 8(a), promptly following the date on which a Restricted Stock Unit becomes vested, and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs (the “Settlement Date”), the Associate shall receive, without payment, one Settlement Share in respect of each such Restricted Stock Unit.

Section 5.Associate’s Representations and Warranties

(a) Access to Information, Etc. The Associate represents and warrants as follows:
(i) the Associate understands the terms and conditions that apply to the Restricted Stock Units and the risks associated with an investment in the Restricted Stock Units;
(ii) the Associate has a good understanding of the English language; and

(iii) the Associate is an officer or associate employed by the Company or one of its Subsidiaries.

(b) No Right to Awards.  The Associate acknowledges and agrees that the grant of any Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Restricted Stock Units in the future.

(c) Investment Intention.  The Associate represents and warrants that the Associate has been awarded the Restricted Stock Units for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Restricted Stock Units.

Section 6.Restriction on Transfer; Non-Transferability of Restricted Stock Units.

The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).  Any purported transfer in violation of this Section 6 shall be void ab initio.

Section 7.Certain Definitions.

As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given to them in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Restricted Stock Unit Agreement, as amended from time to time in accordance with the terms hereof.

“Associate” means the grantee of the Restricted Stock Units, whose name is set forth on the signature page of this Agreement; provided that where appropriate to effectuate the intent of this Agreement, following an Associate’s death “Associate” shall be deemed to include such person’s beneficiary or estate and follow such Person’s Disability, “Associate” shall be deemed to include such person’s Eligible Representative.

“Company” means ServiceMaster Global Holdings, Inc., provided that for purposes of determining the status of Associate’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Company Group” means the Company and its Subsidiaries.

“Grant Date” has the meaning given in the Preamble.

“Plan” means the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan, as previously adopted by the Company and as amended from time to time in accordance with its terms.

“Restricted Stock Unit” means the contractual entitlement to Company Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statue, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Settlement Date” has the meaning given in Section 4.

“Settlement Share” means a share of Company Common Stock delivered in respect of a Restricted Stock Unit pursuant to Section 4.

Section 8.Miscellaneous

(a) Withholding.  The Company or one of its Subsidiaries shall require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock Units and the related issuance of the Settlement Shares.  Notwithstanding the preceding sentence, if the Associate elects not to remit cash in respect of such obligations and a facility is not available to the Associate by which the Associate may sell a number of Settlement Shares in the public market to satisfy such obligations, the Company shall retain a number of Settlement Shares subject to the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Associate shall thereupon be deemed to have satisfied his or her obligations under this Section 8(a)); provided that the number of Settlement Shares retained shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash).  The number of Settlement Shares to be issued shall thereupon be reduced by the number of Settlement Shares so retained.  The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Associate by which the Associate may sell Settlement Shares in the public market to satisfy such obligations.

(b) Incorporation of Forfeiture Provisions.  The Associate acknowledges and aggress that, pursuant to the Plan, he or she shall be subject to any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the

Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c) Restrictive Covenants.  In consideration of the grant of the Restricted Stock Units, during the Associate’s employment with the Company Group and for a period of twelve (12) months following the termination of the Associate’s employment (whether such termination is initiated by the Associate or the Associate’s employer), the Associate shall not (i) become employed by, operate or provide services to any business or other entity that competes with the Company Group; (ii) solicit or sell any product or service in competition with the Company Group to any person, business or other entity that is a customer of the Company Group; (iii) interfere with the Company Group’s relations with any of its customers, franchisees, subcontractors, consultants, vendors or business partners; or (iv) induce or encourage any Company Group employee to leave his/her position or to seek employment or association with any person or entity other than the Company Group.  This Agreement is in addition to and does not supersede any other agreements between the Associate and the Company Group prohibiting competition with the Company Group.  Nothing in this paragraph shall be construed to restrict the right of an attorney to practice law to the extent protected by statute, common law or applicable rules of professional conduct.

(d) Dispute Resolution.  Any dispute or controversy between Associate and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the ServiceMaster We Listen Dispute Resolution Plan then in effect.  Notwithstanding the foregoing, the Associate agrees that the Company may seek a temporary restraining order and/or preliminary injunction in any court of competent jurisdiction, without the posting of a bond, in order to preserve the status quo or to enforce the restrictive covenants in Section 8(c) of this Agreement.

(e) Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(f) No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any Restricted Stock Units or Settlement Shares covered by the Restricted Stock Units until the delivery of the Settlement Shares.

(g) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(h) Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Associate, as the case may be, at the following addresses or to such other address as the Company or the Associate, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Boulevard
Memphis, Tennessee  38120

Attention: General Counsel

Fax: (901) 597-8025

(ii) if to the Associate, to the Associate at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Associate.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.  Copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax:  (212) 909-6836
Attention:  Peter J. Loughran

(i) Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(j) Waiver; Amendment.

(i) Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(k) Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other.

(l) Applicable Law and Forum.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(m) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	________________________
Name:
Title:

THE ASSOCIATE:

_____________________________
Name

Total Number of Shares of Company Common Stock as to which Restricted Stock Units have been Granted Pursuant Hereto: __________